UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2022

EzFill Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40809	83-4260623
(Commission File Number)	(IRS Employer Identification No.)

2999 NE 191st Street, Suite 500, Aventura, Florida 33180

(Address of Principal Executive Offices)

305-791-1169

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 11, 2022 (the “Closing Date”), EzFill Holdings, Inc. (the “Company”) and Full Service Fueling, Inc. (“Seller”), completed its previously announced acquisition through the Asset Purchase and Fuel Supply Agreement (the “Purchase Agreement”) wherein the Company purchased assets of Seller for (a) $325,000 cash, and (b) shares of common stock par value $0.0001, of the Company, valued at $50,000 based upon the Company’s closing stock price on the NASDAQ on March 10, 2022.

Further, on the Closing Date, the Company executed Loading Rack Licensing Agreement (the “Loading Agreement”) wherein the Company shall purchase from Palmdale Oil Company, Inc. (“Palmdale”), an affiliate of Seller, petroleum and lubricant products (collectively referred to as the “Petroleum Products”) and the Company shall load those Petroleum Products onto its own transport vehicles by making use of certain of Palmdale’s loading racks.

Also on the Closing Date, the Company and Seller executed a Mutual Non-Solicitation and Non-Interference Agreement (“Non-Solicitation Agreement”) that contained provisions that restricted the ability of either party to solicit or interfere with the business relations with customers, employees, clients, independent contractors or personnel of each other during the term of the Agreement and for 2 years thereafter.

The Purchase Agreement also included customary representations, warranties and covenants of the Company and Palmdale. The representations and warranties made by each party were made solely for the benefit of the other party and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk between the parties to the Purchase Agreement if those statements prove to be inaccurate; (ii) may have been qualified in the Purchase Agreement by disclosures that were made to the other party in disclosure schedules to the Purchase Agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement.

The Purchase Agreement also contains post-closing indemnification provisions pursuant to which Palmdale has agreed to indemnify the Company against losses resulting from certain events, including breaches of representations and warranties, covenants and certain other matters.

A description of the Purchase Agreement was previously included in the Company’s Current Report on Form 8-K filed on March 3, 2022, which description is incorporated herein by reference. The summaries of the Purchase Agreement, Non-Solicitation Agreement and Loading Agreement do not purport to be complete and are qualified in their entirety by reference to these agreements, copies which are filed as Exhibits 2.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. A copy of the press release announcing the completion of the acquisition is also attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Asset Purchase and Fuel Supply Agreement dated March 2, 2022 (incorporated by reference to Exhibit 2.1 to the Company’s Current report on Form 8-K filed with the SEC on March 3, 2022)
10.1	Loading Rack Licensing Agreement dated March 11, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K filed with the SEC on March 3, 2022)
10.2	Mutual Non-Solicitation and Non-Interference Agreement dated March 11, 2022 (incorporated by reference to Exhibit 10.2 to the Company’s Current report on Form 8-K filed with the SEC on March 3, 2022)
99.1	Press Release dated March 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2022

EZFILL HOLDINGS, INC.

/s/ Michael McConnell
Michael McConnell
Chief Executive Officer

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